UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 30, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, Barington/Hilco Acquisition Corp., a Delaware corporation (the “Company”), received notification from Mr. Paul Abramowitz that, effective immediately, he is resigning as a director and Chief Executive Officer of the Company. There were no disagreements between Mr. Abramowitz and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Mr. Abramowitz stepped down for family and other personal reasons.

Mr. Israel Maxx Abramowitz has assumed the role of Chief Executive Officer of the Company, pending consummation of a business combination or the liquidation of the Company. In addition, the Company is in the process of identifying a new independent director to fill the vacancy on the board of directors created as a result of Mr. Abramowitz’s resignation. At such time that a new director is appointed the Company will file another Current Report on Form 8-K to announce such appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2018	BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ Colin Conway
Name: Colin Conway
Title: Secretary

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